Exhibit 10.65

RESTRICTED STOCK AGREEMENT

PURSUANT TO THE

CROSS COUNTRY HEALTHCARE, INC.

2007 STOCK INCENTIVE PLAN

THIS AGREEMENT (this “Agreement”), made as of the __ day of __________, 20___, by and between Cross Country Healthcare, Inc. (the “Company”) and ___________ (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan (the “Plan”), which, with respect to Non-Employee Directors is administered by the Company’s Board of Directors (the “Board”); and

WHEREAS, pursuant to Section 8.1 of the Plan, the Board may grant to Non-Employee Directors shares of its common stock, par value $0.0001 per share (“Common Stock” or the “Shares”); and

WHEREAS, such Shares are to be subject to certain restrictions.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Grant of Shares.  Subject to the restrictions, terms and conditions of this Agreement, the Company hereby awards to the Participant [_________] shares of validly issued Common Stock.  To the extent required by law, the Participant shall pay the Company the par value ($0.0001) for each Share awarded to the Participant simultaneously with the execution of this Agreement.  Pursuant to Section 2 hereof, the Shares are subject to certain restrictions, which restrictions relate to the passage of time as a director of the Company or its Affiliates.  While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock.”

2.

Restrictions on Transfer.  The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as set forth in the Plan or this Agreement.  Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.

Restricted Stock.

(a)

Retention of Certificates.  Promptly after the date of this Agreement, the Company shall issue stock certificates representing the Restricted Stock unless it elects to recognize such ownership through book entry or another similar method pursuant to Section 8 herein.  The stock certificates shall be registered in the Participant’s name and shall bear any legend required under the Plan or Section 4(a) of this Agreement.  Unless held in book entry form, such stock certificates shall be held in custody by the Company (or its designated agent) until the restrictions thereon shall have lapsed.  Upon the Company’s request, the Participant shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Stock.  If the Participant receives a stock dividend or extraordinary cash dividend on the Restricted Stock or the Shares of Restricted Stock are split or the Participant receives any other shares, securities, moneys or property representing a dividend on the Restricted Stock (other than regular cash dividends on and after the date of this Agreement) or representing a distribution or return of capital upon or in respect of the Restricted Stock or any part thereof, or resulting from a split-up, reclassification or other like changes of the Restricted Stock, or otherwise received in exchange therefor, and any warrants, rights or options issued to the Participant in respect of the Restricted Stock (collectively “RS Property”), the Participant will also immediately deposit with and deliver to the Company any of such RS Property, including any certificates representing shares duly endorsed in blank or accompanied by stock powers duly executed in blank, and such RS Property shall be subject to the same restrictions, including that of this Section 3(a), as the Restricted Stock with regard to which they are issued and shall herein be encompassed within the term “Restricted Stock.”

(b)

Rights with Regard to Restricted Stock.  The Participant will have the right to vote the Restricted Stock, to receive and retain any dividends payable to holders of Shares of record on and after the transfer of the Restricted Stock (although such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on Restricted Stock and stock dividends will be subject to the restrictions provided in Section 3(a)), and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Restricted Stock set forth in the Plan, with the exceptions that:  (i) the Participant will not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until the Restriction Period shall have expired; (ii) the Company (or its designated agent) will retain custody of the stock certificate or certificates representing the Restricted Stock and the other RS Property during the Restriction Period; (iii) no RS Property shall bear interest or be segregated in separate accounts during the Restriction Period; and (iv) the Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period.

(c)

Vesting.  The Restricted Stock shall become vested and cease to be Restricted Stock (but shall remain subject to Section 5 of this Agreement) pursuant to the following schedule, which shall be cumulative; provided that the Participant has not had a Termination of Directorship any time prior to the applicable vesting date:

Vesting Date	Number of Shares
First Anniversary of Grant Date	25%
Second Anniversary of Grant Date	25%
Third Anniversary of Grant Date	25%
Fourth Anniversary of Grant Date	25%

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date; provided that no Termination has occurred prior to such date.

The Shares of Restricted Stock will become fully vested on a Change in Control.

When any Shares of Restricted Stock become vested, the Company shall promptly issue and deliver, unless the Company is using book entry, to the Participant a new stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 4(a) hereof and deliver to the Participant any related other RS Property, subject to applicable withholding.

(d)

Detrimental Activity.  The provisions in the Plan regarding Detrimental Activity shall not apply to the Restricted Stock.

(e)

Termination of Directorship; Forfeiture.  The Participant shall forfeit to the Company, without compensation, other than repayment of any par value paid by the Participant for such Shares (if any), any and all Restricted Stock (but no vested Shares) and RS Property upon the Participant’s Termination of Directorship for any reason.

(f)

Taxes.  The Participant shall be solely responsible for all applicable federal, state and local or foreign taxes the Participant incurs from the grant or vesting of the Restricted Stock.

(g)

Section 83(b).  If the Participant properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Shares of Restricted Stock, the Participant shall be solely responsible for any federal, state or local taxes the Participant incurs in connection with such election.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Participant elects to utilize such election.

(h)

Delivery Delay.  The delivery of any certificate representing the Restricted Stock or other RS Property may be postponed by the Company for such period as may be required for it to comply with any applicable federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable federal or state law or of any regulations of any governmental authority or any national securities exchange.

4.

Legend.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends:

(a)

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Cross Country Healthcare, Inc. (the “Company”) 2007 Stock Incentive Plan (as the same may be amended or supplemented from time to time, the “Plan”) and an agreement entered into between the registered owner and the Company dated __________.  Copies of such Plan and agreement are on file at the principal office of the Company.”

(b)

Any legend required to be placed thereon by applicable blue sky laws of any state.

Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to the vesting dates set forth above.

5.

Securities Representations.  The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.

The Participant acknowledges, represents and warrants that:

(a)

the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this section.

(b)

If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c)

If the Participant is deemed an affiliate within the meaning of Rule 144 of the Act, the Participant understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

6.

No Obligation to Continue Directorship.  This Agreement is not an agreement of directorship.  This Agreement does not guarantee that the Company or its Affiliates will retain, or to continue to retain the Participant as a director of the Company during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company or its Affiliate’s right to terminate or modify the Participant’s directorship or compensation.

7.

Power of Attorney.  The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, Shares and property provided for herein, and the Participant hereby ratifies and confirms all that the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

8.

Uncertificated Shares.  Notwithstanding anything else herein, to the extent permitted under applicable law, the Board may, issue the Shares in the form of uncertificated shares.  Such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant.  If thereafter certificates are issued with respect to the uncertificated shares of Restricted Stock, such issuance and delivery of certificates shall be in accordance with the applicable terms of this Agreement.

9.

Rights as a Stockholder.  The Participant shall have no rights as a stockholder with respect to any Shares covered by the Restricted Stock unless and until the Participant has become the holder of record of the Shares.  No adjustments shall be made to the Shares or the Restricted Stock for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

10.

Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

11.

Notices.  Any notice or communication given hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, by courier or by United States mail (registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:

If to the Company, to:

Cross Country Healthcare, Inc.

6551 Park of Commerce Blvd.

Boca Raton, Florida 33487

Attention:  Paula C. Donayri, Corporate Benefits Director

If to the Participant, to the address for the Participant on file with the Company;

or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party.  Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).

12.

Acceptance.  As required by Section 8.2(b) of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of 60 days from the date the Participant receives this Agreement (or such other period as the Board shall provide).

13.

Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

14.

Consent to Jurisdiction.  In the event of any dispute, controversy or claim between the Company or any Affiliate and the Participant in any way concerning, arising out of or relating to the Plan or this Agreement (a “Dispute”), including without limitation any Dispute concerning, arising out of or relating to the interpretation, application or enforcement of the Plan or this Agreement, the parties hereby (a) agree and consent to the personal jurisdiction of the courts of the State of Florida located in Palm Beach County and/or the Federal courts of the United States of America located in the Florida Southern District (collectively, the “Agreed Venue”) for resolution of any such Dispute, (b) agree that those courts in the Agreed Venue, and only those courts, shall have exclusive jurisdiction to determine any Dispute, including any appeal, and (c) agree that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Florida.  The parties also hereby irrevocably (i) submit to the jurisdiction of any competent court in the Agreed Venue (and of the appropriate appellate courts therefrom), (ii) to the fullest extent permitted by law, waive any and all defenses the parties may have on the grounds of lack of jurisdiction of any such court and any other objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court (including without limitation any defense that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum), and (iii) consent to service of process in any such suit, action or proceeding, anywhere in the world, whether within or without the jurisdiction of any such court, in any manner provided by applicable law.  Without limiting the foregoing, each party agrees that service of process on such party pursuant to a Notice as provided in Section 11 shall be deemed effective service of process on such party.  Any action for enforcement or recognition of any judgment obtained in connection with a Dispute may enforced in any competent court in the Agreed Venue or in any other court of competent jurisdiction.

15.

Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

16.

Miscellaneous.

(a)

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b)

The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

PARTICIPANT: _____________________________ First and Last Name	CROSS COUNTRY HEALTHCARE, INC. By:_________________________________ Emil Hensel, Chief Financial Officer